EXHIBIT 23.1
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-106407 and 333-116607) of I/OMagic Corporation and subsidiary of our report dated April 8, 2005, appearing in this Annual Report on Form 10-K of I/OMagic Corporation and subsidiary for the year ended December 31, 2004.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
May 16, 2005